SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM 8-A/A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                         FREEPORT-McMoRan COPPER & GOLD INC.
               (Exact name of registrant as specified in its charter)


                 Delaware                                74-2480931
          (State of incorporation                     (I.R.S. Employer
              or organization)                       Identification No.)


          1615 Poydras Street, New Orleans, Louisiana            70112
          (Address of principal executive offices)             (Zip Code)

          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

          Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class             Name of each exchange on which
               to be so registered             each class is to be registered
               -------------------             ------------------------------

               Class A Common Stock,           New York Stock Exchange
               par value $0.10 per share




          Securities to be registered pursuant to Section 12(g) of the Act:

                                             NONE



          Item 1.  Description of Registrant's Securities to be Registered.


               The information set forth under the heading "Merger Proposal
          - Description of Capital Stock Prior to and Following the Merger" in the Registrant's Consent Solicitation Statement dated as of February 7, 1995 (the "Consent Solicitation Statement"), is incorporated herein by reference.


          Item 2.  Exhibits.

          1. Consent Solicitation Statement of Freeport-McMoRan Copper & Gold Inc. ("FCX"). Incorporated by reference to FCX's Definitive Additional Materials to the Proxy Statement on
               Schedule 14A, filed with the Securities and Exchange Commission on February 7, 1995.

          2. Composite copy of the Certificate of Incorporation of FCX. Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of FCX for the quarter ended June 30, 1995 (the "FCX 1995 Second Quarter Form 10-Q").

          3.   By-Laws of FCX,  as amended.   Incorporated by reference  to
               Exhibit 3.2 to the FCX 1995 Second Quarter Form 10-Q.

          4. Certificate of Designations of the 7% Convertible Exchangeable Preferred Stock (the "7% Preferred Stock") of FCX. Incorporated by reference to Exhibit 4.1 to the FCX 1995 Second Quarter Form 10-Q.

          5. Deposit Agreement dated as of July 21, 1992 among FCX, ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon"), as Depositary, and holders of depositary receipts ("Depositary Receipts") evidencing certain Depositary Shares, each of which, in turn, represents 0.05 shares of 7% Preferred Stock. Incorporated by reference to Exhibit 2 to the Form 8 Amendment No. 1 dated July 16, 1992 (the "Form 8 Amendment") to the Application for Registration on Form 8-A of FCX dated July 2, 1992.

          6.   Form of Depositary  Receipt.  Incorporated  by reference  to
               Exhibit 1 to the Form 8 Amendment.

          7.   Certificate  of  Designations  of  the  Step-Up  Convertible
               Preferred Stock  of  FCX.    Incorporated  by  reference  to
               Exhibit 4.2 to the FCX 1995 Second Quarter Form 10-Q.

          8. Deposit Agreement dated as of July 1, 1993 among FCX, ChaseMellon, as Depositary, and holders of depositary receipts ("Step-Up Depositary Receipts") evidencing certain Depositary Shares, each of which, in turn, represents 0.05 shares of Step-Up Convertible Preferred Stock. Incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K of FCX for the fiscal year ended December 31, 1993 (the "FCX 1993 Form 10-K").

          9.   Form  of  Step-Up  Depositary  Receipt.    Incorporated   by
               reference to Exhibit 4.6 to the FCX 1993 Form 10-K.

          10.  Certificate  of   Designations   of   the   Gold-Denominated
               Preferred Stock  of  FCX.    Incorporated  by  reference  to
               Exhibit 4.3 to the FCX 1995 Second Quarter Form 10-Q.

          11. Deposit Agreement dated as of August 12, 1993 among FCX, ChaseMellon, as Depositary, and holders of depositary receipts ("Gold-Denominated Depositary Receipts") evidencing certain Depositary Shares, each of which, in turn, represents 0.05 shares of Gold-Denominated Preferred Stock. Incorporated by reference to Exhibit 4.8 to the FCX 1993 Form 10-K.

          12.  Form of Gold-Denominated  Depositary Receipt.   Incorporated
               by reference to Exhibit 4.9 to the FCX 1993 Form 10-K.

          13. Certificate of Designations of the Gold-Denominated Preferred Stock, Series II (the "Gold-Denominated Preferred Stock II") of FCX. Incorporated by reference to Exhibit 4.4 to the FCX 1995 Second Quarter Form 10-Q.

          14. Deposit Agreement dated as of January 15, 1994, among FCX, ChaseMellon, as Depositary, and holders of depositary receipts ("Gold-Denominated II Depositary Receipts")
               evidencing certain Depositary Shares, each of which, in turn, represents 0.05 shares of Gold-Denominated Preferred Stock II. Incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q of FCX for the quarter ended March 31, 1994 (the "FCX 1994 First Quarter Form 10-Q").

          15.  Form   of   Gold-Denominated   II   Depositary   Receipt.
               Incorporated by reference to Exhibit 4.3 to the FCX 1994 First Quarter Form 10-Q.

          16.  Certificate  of  Designations   of  the   Silver-Denominated
               Preferred Stock  of  FCX.    Incorporated  by  reference  to
               Exhibit 4.5 to the FCX 1995 Second Quarter Form 10-Q.

          17. Deposit Agreement dated as of July 25, 1994 among FCX, ChaseMellon, as Depositary, and holders of depositary receipts ("Silver-Denominated Depositary Receipts") evidencing certain Depositary Shares, each of which, in turn, initially represents 0.025 shares of Silver-Denominated Preferred Stock. Incorporated by reference to Exhibit 4.2 to the July 15, 1994, Form 8-A.

          18. Form of Silver-Denominated Depositary Receipt. Incorporated by reference to Exhibit 4.1 to the July 15, 1994, Form 8-A.




                                      SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        Freeport-McMoRan Copper & Gold Inc.



                                        By:/s/ Michael A. Weaver
                                           -----------------------------
                                        Name: Michael A. Weaver
                                        Title: Controller-Financial Reporting


          Date:  November 25, 1996